Exhibit 99.1

For Immediate Release:
August 23, 2005

         American Pallet Leasing Names James F. Crigler President & CEO

CEDAR RAPIDS, Iowa - August 23, 2005: American Pallet Leasing, Inc. (OTCBB:
APLS), a vertically integrated manufacturer and logistical supplier of pallets, announced today that James F. Crigler, a veteran executive with proven success in creating and building organizations in a variety of industries, has been named President and Chief Executive Officer of the Company, effective August 23, 2005. Mr. Crigler, a Director of the Company since April 2004, has played a key role in the financial and management development of APL during the past year.

With an extensive background in Architectural design and building construction, Mr. Crigler was responsible for the design and development of several medium to large size subdivisions in the Greater St. Louis area in the mid-fifties. Due to his pioneering efforts with innovative construction techniques, in the Saint Louis market, he and his construction company earned the title "builder of the year" for 1956.

In 1961 Mr. Crigler worked with a major glass company to develop its contract division, and in 1968 he formed the glass and glazing division for Crescent Erection Company, which was engaged in erecting curtain walls and windows for major construction projects throughout the United States. Expanding on his experience with such projects, Mr. Crigler founded a company in 1972 that developed various techniques for installation of curtain walls and high-rise building cladding and windows.

Since 1980, Mr. Crigler has been a partner in C & L Associates, a tax accounting firm with offices in Glenview, Illinois and St. Petersburg, Florida. He is also a director of Cala Group, Inc., which owns certain U.S. and Canadian rights pertaining to the products of Bio-Claire International, a manufacturer of natural water purification products and systems.

Timothy R. Bumgarner will continue as APL's Chairman of the Board, and will focus primarily on market development.

Commented Mr. Bumgarner: "I am excited that Jim will be taking an active role in the Company's operations and its future. Jim is a first-rate executive and his involvement will free me up to focus on finding new opportunities for the Company." In accepting his new position, Mr. Crigler added: "Tim has played a critical role in getting this company off the ground. I salute his efforts and look forward to working with him in making this company an unparalleled leader in the pallet leasing and logistics industry." Added Crigler: "there is a great concept and foundation that has been put in place at American Pallet. I look forward to bringing my operational background to bear and taking this company forward to the next stage of its development and beyond."

About American Pallet Leasing Inc.

APL is a vertically integrated manufacturer and logistical supplier of pallets. The Company is engaged in an acquisition roll-up of strategically located wood pallet manufacturers and saw (lumber) mills. The Company's goal is to create a "Closed Loop Distribution System" by transforming the $1.6 billion-per-year pallet business from a commodity industry into a logistics management enterprise that will supply and manage the pallet requirements of manufacturers and distributors. APL also holds patents on proprietary galvanized steel pallets and intends to begin manufacturing them upon receipt of additional capital.

Disclosure Statement

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. All statements contained herein are based upon information available to APL's management as at the date hereof and actual results may vary based upon future events, both within and without the control of the APL's management, including risks and uncertainties that could cause actual results to differ materially including, among other things, the impact that additional acquisitions may have on the company and its capital structure. APL intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) APL's expected revenue and earnings growth; and (2) estimates regarding the size of target markets. These statements are qualified by important factors that could cause APL's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) APL's ability to obtain development financing as and when needed, (2) APL's ability to generate and sustain profitable operations; (3) the market's acceptance of APL's products and services; (4) significant competition from other pallet manufacturers and suppliers, and (5) APL's ability to protect its intellectual property. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties as more fully described in the company's periodic filings with the Securities and Exchange Commission.

Contact:
Byron Hudson,                          James Kautz
American Pallet Leasing Inc.           EPOCH Financial Group
(319) 533-0361                         (678) 574-5615